Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(181,729)
Unrealized Gain (Loss) on Market Value of Futures	(2,521,170)
Dividend Income	775
Interest Income	449
ETF Transaction Fees	350
Total Income (Loss)	$(2,701,325)

Expenses
General Partner Management Fees	$25,223
Professional Fees	7,345
Prepaid Insurance Expense	670
NYMEX License Fee	632
Non-interested Directors' Fees and Expenses	539
Brokerage Commissions	377
Total Expenses	$34,786
Net Income (Loss)	$(2,736,111)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$52,925,384
Withdrawals (50,000 Shares)	(2,123,813)
Net Income (Loss)	(2,736,111)

Net Asset Value End of Month	$48,065,460
Net Asset Value Per Share (1,150,000 Shares)	$41.80

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612